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                                   Exhibit 11

       Statement re: Computation of Per Share Earnings--Basic and Diluted

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

                                                                                         Three Months Ended
                                                                                              June 30,
                                                                                        1998              1997



Common shares outstanding entire period                                              26,515,773       26,833,880

Weighted average common shares retired upon redemption                                   76,610           14,174
                                                                                  -------------     ------------


Total weighted average shares outstanding                                            26,592,383       26,848,054
                                                                                  =============       ==========

Net income                                                                        $   3,019,143     $    734,231
                                                                                  =============     ============



Earnings per share--basic and diluted                                              $        0.11     $       0.03
                                                                                   =============     ============




                                                                                          Six Months Ended
                                                                                              June 30,
                                                                                        1998              1997


Common shares outstanding entire period                                              26,515,773       26,620,653

Weighted average common shares retired upon redemption                                  127,571           52,288
                                                                                  -------------     ------------


Total weighted average shares outstanding                                            26,643,344       26,672,941
                                                                                  =============     ============

Net income                                                                        $   4,425,059     $    936,904
                                                                                  =============     ============



Earnings per share--basic and diluted                                              $        0.17     $       0.04
                                                                                   =============     ============




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